SCHEDULE 14C
                                 (RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]  Preliminary Information Statement

[X]  Definitive Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

                           ADVANCED BIOPHOTONICS INC.
                (Name of Registrant As Specified In Its Charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which the transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:


[ ]  Fee paid previously with preliminary materials

[ ] check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:


     (2)  Form, Schedule or Registration Statement No.:


     (3)  Filing Party:


     (4)  Date Filed:

                           ADVANCED BIOPHOTONICS INC.
                           125 WILBUR PLACE, SUITE 120
                             BOHEMIA, NEW YORK 11716

                              INFORMATION STATEMENT
                             PURSUANT TO SECTION 14
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                 AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

                                Bohemia, New York
                                December 23, 2005

         This information statement has been mailed on or about December 23, 2005 to the stockholders of record on December 9, 2005 (the "Record Date") of Advanced BioPhotonics Inc., a Delaware corporation (the "Company") in connection with certain actions to be taken by the written consent by the majority stockholders of the Company, dated as of December 5, 2005. The actions to be taken pursuant to the written consent shall be taken on or about January 12, 2006, 20 days after the mailing of this information statement.


THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.


                                 By Order of the Board of Directors,

                                 /s/ Denis A. O'Connor
                                 -----------------------------------
                                 President, Chief Executive Officer and Director

NOTICE OF ACTION TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF MAJORITY STOCKHOLDERS IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS, DATED DECEMBER 5, 2005

To Our Stockholders:

         NOTICE IS HEREBY GIVEN that the following action will be taken pursuant to a written consent of a majority of stockholders dated December 5, 2005, in lieu of a special meeting of the stockholders. Such action will be taken on or about January 12, 2006:

         1. To Amend the Company's Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock, par value $.001 per share (the "Common Stock"), of the Company from 50,000,000 shares to 200,000,000 shares.

                      OUTSTANDING SHARES AND VOTING RIGHTS

         As of the Record Date, the Company's authorized capitalization consisted of 50,000,000 shares of Common Stock, of which 33,072,772 shares were issued and outstanding as of the Record Date. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock. As of the Record Date, the Company also had 3,000,000 shares of Series A Convertible Preferred Stock and 7,000,000 shares of Series B Convertible Preferred Stock authorized, of which 1,550,000 and 1,293,202 shares were issued and outstanding, respectively. Each share of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock is entitled to voting rights equal to the number of shares of Common Stock such holder of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock would receive upon conversion of such holder's shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock. The conversion price of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock is $0.50 per share.

         Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. However, as a result of the voting rights of the Series A Convertible Preferred and Series B Convertible Preferred
stockholders who hold at least a majority of the voting rights of all outstanding shares of capital stock as of December 9, 2005, will have voted in favor of the foregoing proposals by resolution dated December 5, 2005; and having sufficient voting power to approve such proposals through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement. Mark Fauci holds 8,569,883 shares of common stock, Jed Schutz holds 1,573,151 shares of common stock, 250,000 shares of Series A preferred stock convertible into 500,000 shares of common stock and 100,000 shares of Series B preferred stock convertible into 100,000 shares of common stock, The Casey Living Trust holds 757,345 shares of common stock, 250,000 shares of Series A preferred stock convertible into 500,000 shares of common stock and 150,000 shares of Series B preferred stock convertible into 150,000 shares of common stock, George Benedict holds 964,160 shares of common stock, 100,000 shares of Series A preferred stock convertible into 200,000 shares of common stock and 100,000 shares of Series B preferred stock convertible into 100,000 shares of common stock, Gordon Lenz holds 510,612 shares of common stock, Michael Anbar holds 1,170,858 shares of common stock, Columbia Ventures Corp. holds 400,000 shares of common stock, 500,000 shares of Series A preferred stock convertible into 1,000,000 shares of common stock and 83,980 shares of Series B preferred stock convertible into 83,980 shares of common stock, Herman Lamison holds 376,507 shares of common stock and 100,000 shares of Series A preferred stock convertible into 200,000 shares of common stock, Lori Garafolo holds 727,273 shares of common stock, Healthinvest II holds 924,156 shares of common stock, and Underwood Family Partners, Ltd. holds
226,720 shares of common stock and 100,000 shares of Series A preferred stock convertible into 200,000 shares of common stock. Combined, they hold 19,234,645 votes out of a total of 37,465,974 possible votes on each matter submitted to the stockholders. All of the aforementioned shareholders will have voted in favor of the foregoing proposals by resolution dated December 5, 2005.

         Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposal will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on January 12, 2006.


         The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

         This Information Statement will serve as written notice to stockholders pursuant to Section 242 of the General Corporation Law of the State of Delaware.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

         The following tables sets forth, as of December 23, 2005, the number of and percent of the Company's common stock beneficially owned by:


         o  all directors and nominees, naming them,

         o  our executive officers,

         o our directors and executive officers as a group, without naming them, and

         o persons or groups known by us to own beneficially 5% or more of our common stock:

         The Company believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

         A person is deemed to be the beneficial owner of securities that can be acquired by him within 60 days from December 23, 2005 upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person, and which are exercisable within 60 days of December 23, 2005 have been exercised and converted.


          Name and Address of              Amount Beneficially      Percent of
           Beneficial Owner                     Owned (1)            Class (1)
           ------------------              -------------------      ----------
Mark A. Fauci                                    8,849,883(2)          26.5%

Michael Anbar, Ph.D
  145 Deer Run Road
  Amherst, New York 14221                        1,170,858(3)           3.5%

Jed Schutz                                       3,332,807(4)           9.6%

Marek Pawlowski, Ph.D                              108,509(13)             *

Celia I. Schiffner                                  19,375(13)             *

Kevin J. Healy                                     200,000(15)             *

Michael A. Davis, M.D., D.Sc                       215,000(5)              *

George Benedict                                  1,847,344(6)           5.4%

Joseph T. Casey                                  1,970,080(7)           5.8%

Gordon A. Lenz                                     667,356(8)           2.0%

Hon. Joseph F. Lisa 204,285(9) *

Anthony A. Lombardo                                246,744(10)             *

Robert W. Loy                                      325,210(11)          1.0%

William J. Wagner                                  392,948(12)          1.2%

Denis A. O'Connor                                2,677,000(14)          7.5%

All executive officers and directors
as a group (14 persons)                         21,056,541             51.1%

*Less than one percent.

(1) In accordance with Rule 13d-3(d)(1)(i) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, shares beneficially owned at any date include shares issuable upon the exercise of stock options, warrants, rights or conversion privileges within 60 days of that date. For the purpose of computing the percentage of outstanding shares beneficially owned by a particular person, any securities not outstanding that are subject to stock options, warrants, rights or conversion privileges exercisable by that person within 60 days of December 23, 2005 have been deemed to be outstanding, but have not been deemed outstanding for the purpose of computing the percentage of the class beneficially owned by any other person.

(2) Based on a Schedule 13D filed on January 5, 2004, and other information known to us. Includes stock options to purchase 250,000 shares of our common stock granted under the 1998 Stock Option Plan and 30,000 shares of our common stock issuable upon exercise of stock options granted under the 2005 Incentive Compensation Plan pursuant to Mr. Fauci's employment agreement.


(3) Based on a Schedule 13D filed on January 5, 2004 and other information known to us. Of these shares, 620,000 are held in the Name Anbar Foundation, 200,000 are held in the name Dr. Ariel Anbar TTEE U/A DTD 3/29/05 Dr. Ran Dani Anbar Family Trust and 100,000 are held in the name Dr. Ran Dani Anbar TTEE U/A DTD 3/29/05 Dr. Ariel Anbar Family Trust.


(4) Based on a Schedule 13D filed on January 5, 2004, and other information known to us. Includes: (i) 1,401,840 shares of our common stock issuable upon exercise of outstanding warrants; (ii) 152,816 shares of our common stock issuable upon exercise of stock options granted under the 1998 Stock Option Plan and 105,000 shares of our common stock issuable upon exercise of stock options granted under the 2005 Incentive Compensation Plan, which are currently exercisable; (iii) 500,000 shares of our common stock issuable upon the conversion of shares of series A preferred stock purchased in our December 2004 private placement and (iv) 100,000 shares of our common stock issuable upon the conversion of shares of series B preferred stock purchased in our August 2005 Rights Offering. The shares of common stock and warrants beneficially owned by Mr. Schutz are held jointly with his spouse.

(5) Based on the information known to us. Includes: (i) 50,000 shares of our common stock issuable upon exercise of stock options granted under the 1998 Stock Option Plan and 120,000 shares of our common stock issuable upon exercise of stock options granted under the 2005 Incentive Compensation Plan, which are currently exercisable; (ii) 10,000 shares of our common stock issuable upon the conversion of shares of series B preferred stock purchased in our August 2005 Rights Offering; and (iii) 5,000 shares of our common stock issuable upon exercise of an outstanding warrant.

(6) Includes (i) 385,368 shares of our common stock issuable upon exercise of outstanding warrants; (ii) 137,818 shares of our common stock issuable upon exercise of stock options granted under the 1998 Stock Option Plan and 60,000 shares of our common stock issuable upon exercise of stock options granted under the 2005 Incentive Compensation Plan, which are currently exercisable; (iii) 200,000 shares of our common stock issuable upon the conversion of shares of series A preferred stock purchased in our December 2004 private placement; and
(iv) 100,000 shares of our common stock issuable upon the conversion of shares of series B preferred stock purchased in our August 2005 Rights Offering.

(7) Held by The Casey Living Trust, of which Mr. Casey and his spouse are co-trustees. Includes (i) 472,735 shares of our common stock issuable upon exercise of outstanding warrants, which is currently exercisable; (ii) 30,000 shares of our common stock issuable upon exercise of stock options granted under the 1998 Stock Option Plan and 60,000 shares of our common stock issuable upon exercise of stock options granted under the 2005 Incentive Compensation Plan, which are currently exercisable; (iii) 500,000 shares of our common stock issuable upon the conversion of shares of series A preferred stock purchased in our December 2004 private placemen; and (iv) 150,000 shares of our common stock issuable upon the conversion of shares of series B preferred stock purchased in our August 2005 Rights Offering l.

(8) Includes 96,744 shares of our common stock issuable upon exercise of stock options granted under the 1998 Stock Option Plan and 60,000 shares of our common stock issuable upon exercise of stock options granted under the 2005 Incentive Compensation Plan, which are currently exercisable.

(9) Includes 107,012 shares of our common stock issuable upon exercise of stock options granted under the 1998 Stock Option Plan and 60,000 shares of our common stock issuable upon exercise of stock options granted under the 2005 Incentive Compensation Plan, which are currently exercisable.

(10) Includes 111,744 shares of our common stock issuable upon exercise of stock options granted under the 1998 Stock Option Plan and 105,000 shares of our common stock issuable upon exercise of stock options granted under the 2005 Incentive Compensation Plan, which are currently exercisable.

(11) Includes 194,292 shares of our common stock issuable upon exercise of stock options granted under the 1998 Stock Option Plan and 60,000 shares of our common stock issuable upon exercise of stock options granted under the 2005 Incentive Compensation Plan, which are currently exercisable.

(12) Held by Dauk/Wagner Investments, LLC, of which Mr. Wagner is a managing director. Includes 157,948 shares of our common stock issuable upon exercise of stock options granted under the 1998 Stock Option Plan and 105,000 shares of our common stock issuable upon exercise of stock options granted under the 2005 Incentive Compensation Plan, which are currently exercisable.

(13) Representing shares of our common stock issuable upon exercise of stock options granted under the 1998 Stock Option Plan.

(14) Includes 852,000 shares of our common stock issuable upon exercise of stock options granted under the 1998 Stock Option Plan and 1,825,000 shares of our common stock issuable upon exercise of stock options granted under the 2005 Incentive Compensation Plan, which are currently exercisable.

(15) Representing shares of our common stock issuable upon exercise of stock options granted under the 2005 Incentive Compensation Plan.

                  AMENDMENT TO THE CERTIFICATE OF INCORPORATION

         On December 5, 2005, the majority stockholders of the Company approved an amendment to the Company's Certificate of Incorporation, as amended, to increase the number of authorized shares of Common Stock from 50,000,000 to 200,000,000. The Company currently has authorized Common Stock of 50,000,000 shares and approximately 33,072,772 shares of Common Stock are outstanding as of December 5, 2005. The Board believes that the increase in authorized common shares would provide the Company greater flexibility with respect to the Company's capital structure for such purposes as additional equity financing, and stock based acquisitions.

INCREASE IN AUTHORIZED COMMON STOCK

         The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of Common Stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of Common Stock. This amendment and the creation of additional shares of authorized common stock will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock will remain unchanged under this amendment.


         As of the Record Date, a total of 33,072,772 shares of the Company's currently authorized 50,000,000 shares of Common Stock are issued and outstanding. The increase in the number of authorized but unissued shares of Common Stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.


         The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company, even if the persons seeking to obtain control of the Company offer an above-market premium that is favored by a majority of the independent shareholders. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Company does not have any other provisions in its certificate or incorporation, by-laws, employment agreements, credit agreements or any other documents that have material anti-takeover consequences. Additionally, the Company has no plans or proposals to adopt other provisions or enter into other arrangements, except as disclosed below, that may have material anti-takeover consequences. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

         Except for the following, there are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of Common Stock which are proposed to be authorized:

SECURED CONVERTIBLE NOTES

         To obtain funding for its ongoing operations, the Company entered into a Securities Purchase Agreement with four accredited investors, AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners, LLC, on November 14, 2005 for the sale of (i) $4,000,000 in secured convertible notes and (ii) warrants to buy 4,000,000 shares of our common stock. The investors are obligated to provide us with an aggregate of $4,000,000 as follows:

         o $1,000,000 was disbursed on November 15, 2005;

         o $1,000,000 will be disbursed within five days of the filing of a registration statement on Form SB-2 covering 200% of the number of shares of the Company's common stock underlying the secured convertible notes, and the warrants; and

         o $2,000,000 will be disbursed within five days of the effectiveness of the aforementioned registration statement.

         Accordingly, we have received a total of $1,000,000 pursuant to the Securities Purchase Agreement. The proceeds received from the sale of the secured convertible notes will be used to support the Company's commercialization activities for its BioScanIR(R) System and for working capital purposes.

         The secured convertible notes bear interest at 8%, unless the common stock of the Company is greater than $0.2875 per share for each trading day of a month, in which event no interest is payable during such month. The secured convertible notes mature three years from the date of issuance, and are convertible into the Company's common stock, at the investors' option, at a 40% discount to the average of the three lowest trading prices of the common stock during the 20 trading day period prior to conversion. At the Company's option, in any month where the current stock price is below the Initial Market Price (100% of the volume weighted average price of the Company's common stock for the five days prior to closing), the Company can pay the outstanding principal and interest due for that month and this will stay any conversions for that month. The beneficial conversion feature of such discounted conversion will be amortized over the three-year life of the loan.

         The full principal amount of the secured convertible notes are due upon a default under the terms of secured convertible notes. In addition, the Company granted the investors a security interest in substantially all of its assets and intellectual property. The Company is required to file a registration statement with the Securities and Exchange Commission within 45 days of closing, which will include 200% of the common stock underlying the secured convertible notes, and the warrants. If the registration statement is not declared effective within 120 days from the date of closing, the Company is required to pay liquidated damages to the investors. In the event that the Company breaches any representation or warranty in the Securities Purchase Agreement, the Company is required to pay liquidated damages in shares or cash, at the election of the Company, in an amount equal to three percent of the outstanding principal amount of the secured convertible notes per month plus accrued and unpaid interest.

         The warrants are exercisable until five years from the date of issuance at a purchase price of $0.65 per share. The investors may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the Investors exercise the warrants on a cashless basis, then the Company will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event the Company issues common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement.

         Upon an issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly. The market price is determined by averaging the last reported sale prices for the Company's shares of common stock for the five trading days immediately preceding such issuance as set forth on the Company's principal trading market. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by the Company in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

         The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if the Company pays a stock dividend, subdivides or combines outstanding shares of common stock into a greater or lesser number of shares, or takes such other actions as would otherwise result in dilution of the selling stockholder's position.

         The investors have agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of the Company's common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock.

         The  following  are  the  risks   associated  with  entering  into  the
Securities Purchase Agreement:

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR SECURED CONVERTIBLE NOTES AND WARRANTS THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.


         As of December 23, 2005, we had 33,072,772 shares of common stock issued and outstanding, secured convertible notes outstanding that may be converted into an estimated 8,771,930 shares of common stock at current market prices and outstanding warrants to purchase 1,000,000 shares of common stock. Additionally, we have an obligation to sell secured convertible notes that may be converted into an estimated 26,315,790 shares of common stock at current market prices and issue warrants to purchase 3,000,000 shares of common stock in the near future. In addition, the number of shares of common stock issuable upon conversion of the outstanding secured convertible notes may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the secured convertible notes and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.


THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR SECURED CONVERTIBLE NOTES COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES, WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.


         Our obligation to issue shares upon conversion of our secured convertible notes is essentially limitless. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of our secured convertible notes (excluding accrued interest), based on market prices 25%, 50% and 75% below the market price, as of December 21, 2005 of $0.19.

                                                            NUMBER OF
% BELOW MARKET     PRICE PER SHARE     DISCOUNT OF 40%      SHARES ISSUABLE
--------------     ---------------     ---------------      ----------------
25%                $.1425               $.0855                46,783,626
50%                $.095                $.057                 70,175,439
75%                $.0475               $.0285                140,350,877

         As illustrated, the number of shares of common stock issuable upon conversion of our secured convertible notes will increase if the market price of our stock declines, which will cause dilution to our existing stockholders. Currently, we do not have enough shares authorized for these amounts. We intend to amend our Articles of Incorporation to increase our authorized shares of common stock from 50,000,000 to 200,000,000 on January 12, 2006, 20 days after the mailing of this information statement.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR SECURED CONVERTIBLE NOTES MAY ENCOURAGE INVESTORS TO MAKE SHORT SALES IN OUR COMMON STOCK, WHICH COULD HAVE A DEPRESSIVE EFFECT ON THE PRICE OF OUR COMMON STOCK.

         The secured convertible notes are convertible into shares of our common stock at a 40% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the investors convert and sells material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. The investors could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion or exercise of the secured convertible notes, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

THE ISSUANCE OF SHARES UPON CONVERSION OF THE SECURED CONVERTIBLE NOTES AND EXERCISE OF OUTSTANDING WARRANTS MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

         The issuance of shares upon conversion of the secured convertible notes and exercise of warrants may result in substantial dilution to the interests of other stockholders since the investors may ultimately convert and sell the full amount issuable on conversion. Although the investors may not convert their secured convertible notes and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.9% of our outstanding common stock, this restriction does not prevent the investors from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the investors could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.


IN THE EVENT THAT OUR STOCK PRICE DECLINES, THE SHARES OF COMMON STOCK ALLOCATED FOR CONVERSION OF THE SECURED CONVERTIBLE NOTES AND REGISTERED PURSUANT TO A REGISTRATION STATEMENT MAY NOT BE ADEQUATE AND WE MAY BE REQUIRED TO FILE A SUBSEQUENT REGISTRATION STATEMENT COVERING ADDITIONAL SHARES AND FURTHER AMEND OUR ARTICLES OF INCORPORATION TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK. IF THE SHARES WE HAVE ALLOCATED AND ARE REGISTERING HEREWITH ARE NOT ADEQUATE AND WE ARE REQUIRED TO FILE AN ADDITIONAL REGISTRATION STATEMENT, WE MAY INCUR SUBSTANTIAL COSTS IN CONNECTION THEREWITH.

         Based on our current market price and the potential decrease in our market price as a result of the issuance of shares upon conversion of the secured convertible notes, we have made a good faith estimate as to the amount of shares of common stock that we are required to register and allocate for conversion of the secured convertible notes. Accordingly, we intend to allocate and plan to register 74,175,439 shares to cover the conversion of the secured convertible notes after we amend our Articles of Incorporation and increase our authorized shares from 50,000,000 to 200,000,000. In the event that our stock price decreases, the shares of common stock we have allocated for conversion of the secured convertible notes and are registering hereunder may not be adequate. If the shares we have allocated to the registration statement are not adequate and we are required to file an additional registration statement and further amend our Articles of Incorporation to increase our authorized shares of common stock, we may incur substantial costs in connection with the preparation and filing of such registration statement.


IF WE ARE REQUIRED FOR ANY REASON TO REPAY OUR OUTSTANDING SECURED CONVERTIBLE NOTES, WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE, OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE SECURED CONVERTIBLE NOTES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIAL ASSETS.

         In November 2005, we entered into a Securities Purchase Agreement for the sale of an aggregate of $4,000,000 principal amount of secured convertible notes. The secured convertible notes are due and payable, with 8% interest, three years from the date of issuance, unless sooner converted into shares of our common stock. Although we currently have $1,000,000 secured convertible notes outstanding, the investors are obligated to purchase additional secured convertible notes in the aggregate of $3,000,000. In addition, any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the Securities Purchase Agreement or related convertible note, the assignment or appointment of a receiver to control a substantial part of our property or business, the filing of a money judgment, writ or similar process against our company in excess of $50,000, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against our company and the delisting of our common stock could require the early repayment of the secured convertible notes, including a default interest rate of 15% on the outstanding principal balance of the notes if the default is not cured with the specified grace period. We anticipate that the full amount of the secured convertible notes will be converted into shares of our common stock, in accordance with the terms of the secured convertible notes. If we were required to repay the secured convertible notes, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the notes when required, the note holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

                             ADDITIONAL INFORMATION

         The Company's annual report on Form 10-KSB for the fiscal year ended December 31, 2004 is being delivered to you with this Information Statement. We will furnish any exhibit to our Annual Report on Form 10-KSB free of charge to any shareholder upon written request to Kevin Healy, Secretary, Advanced BioPhotonics, Inc., 125 Wilbur Place, Suite 120, Bohemia, New York 11716. The Annual Report is incorporated in this Information Statement. You are encouraged to review the Annual Report together with subsequent information filed by the Company with the SEC and other publicly available information.

                                 By Order of the Board of Directors,

                                 /s/ Denis A. O'Connor
                                 -----------------------------------------------
                                 Denis A. O'Connor

                                 President, Chief Executive Officer and Director

Bohemia, New York
December 23, 2005

EXHIBIT A

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                           ADVANCED BIOPHOTONICS INC.

         The undersigned, being the Chief Executive Officer and Secretary of ADVANCED BIOPHOTONICS INC., a corporation existing under the laws of the State of Delaware, do hereby certify under the seal of the said corporation as follows:

1. The Certificate of Incorporation of the Corporation is hereby amended by replacing the first paragraph of Section 1 of Article Four in its entirety, with the following:

          "Section 1. AUTHORIZED SHARES. The Corporation shall have the authority to issue two classes of shares to be designated respectively, "Common Stock" and "Preferred Stock." The total number of shares of capital stock which the Corporation shall have authority to issue is TWO HUNDRED TEN MILLION (210,000,000) shares, of which TWO HUNDRED MILLION (200,000,000) shares shall be Common Stock and TEN MILLION (10,000,000) shares shall be Preferred Stock. Each share of Common Stock shall have a par value of $.001, and each share of Preferred Stock shall have a par value of $.01."

         2. The amendment of the certificate of incorporation herein certified has been duly adopted by the unanimous written consent of the Corporation's Board of Directors and a majority of the Corporation's stockholders in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment of the Corporation's Certificate of Incorporation, as amended, to be signed by Denis A. O'Connor, its Chief Executive Officer, and Kevin J. Healy, its Secretary, this __th day of _______________________, 2005.

                                  ADVANCED BIOPHOTONICS, INC.


                                  By: __________________________________________
                                      Denis A. O'Connor, Chief Executive Officer


                                  By: __________________________________________
                                      Kevin J. Healy, Secretary